For the fiscal period ended (a) 7/31/95
File number (c) 811-5055

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       PMI Group

2.   Date of Purchase
       4/10/95

3.   Number of Securities Purchased
       57,500

4.   Dollar Amount of Purchase
       $1,955,000

5.   Price Per Unit
       $34

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       CS First Boston Corporation
       Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner,& Smith Incorporated
       Pryor, McClendon, Counts & Co., Inc.
       Ragen MacKenzie Incorporated
       Goldman Sachs International Limited
       Morgan Stanley & Co.
       Bear Stearns& Co. Inc.
       Lehman Brothers Inc.
       Prudential Securities Incorporated
       Salomon Brothers Inc.
       Smith Barney Inc.
       Dean Witter Reynolds Inc.
       Robert W. Baird & Co. Incorporated
       Sanford C. Bernstein & Co., Inc.
       J.C. Bradford & Co.
       Alex, Brown & Sons Incorporated
       The Chicago Corporation
       Cleary Gull Reiland & McDevitt Inc.
       Conning & Company
       Fox-Pitt, Kelton Inc.
       Johnson, Lemon & Co. Incorporated
       Luther, Smith & Small, Inc.
       Montgomery Securities
       Neuberger & Berman
       Northington Capital Markets, Inc.
       Oppenheimer & Co., Inc.
       PaineWebber Incorporated
       Samuel A. Ramirez & Co., Inc.
       Muiel Siebert & Co., Inc.
       Stifel,Nicolaus & Company, Incorporated
       Wasserstein Perella Securities, Inc.

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       PMI Group

2.   Date of Purchase
       4/10/95

3.   Number of Securities Purchased
       49,800

4.   Dollar Amount of Purchase
       $1,693,200

5.   Price Per Unit
       $34

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Goldman Sachs

7.   Other Members of the Underwriting Syndicate
       CS First Boston Corporation
       Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner,& Smith Incorporated
       Pryor, McClendon, Counts & Co., Inc.
       Goldman Sachs International Limited
       Morgan Stanley & Co.
       Bear Stearns& Co. Inc.
       Lehman Brothers Inc.
       Prudential Securities Incorporated
       Salomon Brothers Inc.
       Smith Barney Inc.
       Dean Witter Reynolds Inc.
       Robert W. Baird & Co. Incorporated
       Sanford C. Bernstein & Co., Inc.
       J.C. Bradford & Co.
       Alex, Brown & Sons Incorporated
       The Chicago Corporation
       Cleary Gull Reiland & McDevitt Inc.
       Conning & Company
       Fox-Pitt, Kelton Inc.
       Johnson, Lemon & Co. Incorporated
       Luther, Smith & Small, Inc.
       Montgomery Securities
       Neuberger & Berman
       Northington Capital Markets, Inc.
       Oppenheimer & Co., Inc.
       PaineWebber Incorporated
       Samuel A. Ramirez & Co., Inc.
       Muiel Siebert & Co., Inc.
       Stifel,Nicolaus & Company, Incorporated
       Wasserstein Perella Securities, Inc.
77o.asc